DEUTSCHE FAMILY OF FUNDS, INC.



                                     BY-LAWS

                             Adopted on May 22, 1997


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                                     BYLAWS

                                       OF

                         DEUTSCHE FAMILY OF FUNDS, INC.



                                    ARTICLE I

                                  STOCKHOLDERS


                  SECTION 1. PLACE OF MEETING. All meeting of stockholders shall be held at the principal office of Deutsche Family of Funds, Inc. (the "Corporation") in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors (the "Board") and stated in the notice of such meeting.

                  SECTION 2. ANNUAL MEETING. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 (the "1940 Act"). In the event that the Corporation shall hold an annual meeting of the stockholders, such meeting shall be held at a date and time set by the Board during the month of May, provided, however, that the date and time of such meeting shall be set in compliance with the 1940 Act. Any stockholders' meeting held in accordance with the preceding sentence may constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held.

                  SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose of purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors. In addition, such special meetings shall be called by the Secretary upon receipt of a request in writing signed by stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing a notice of the meeting and upon payment by such stockholders to the Corporation of such costs, the Secretary shall give notice as specified in
Section 5 of this Article. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at a meeting of the stockholders held during the preceding 12 months.

                SECTION 4. RECORD DATES. The Board may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any

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case shall not be more than 90 days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

                  SECTION 5. NOTICE OF MEETING. Not less than 10 and not more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder, entitled to vote at the meeting and to each other stockholder entitled to notice of such meeting, written notice of the time, date, place, and, in the case of a special meeting or when otherwise required by the laws of the State of Maryland, the purpose or purposes of the meeting. Such notice shall be given in the manner required by the laws of the State of Maryland.

                  No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

                  SECTION 6. ADJOURNMENT. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice, other than as announced at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.

                  SECTION 7. QUORUM AND VOTING. Quorum at any meeting of the stockholders shall be as set forth in the Articles of Incorporation. Except as otherwise provided by law, the number of votes cast at any stockholders' meeting at which a quorum is present sufficient to approve any matter that properly comes before such meeting shall be as set forth in the Articles of Incorporation.

                  SECTION 8. INSPECTORS. At any election of Directors, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as such an inspector.

                  SECTION 9. CONDUCT OF MEETINGS. Each meeting of stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or, if he is not present, by a Vice-President or if neither of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation shall act as secretary of the meeting or, if he is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary.

                  SECTION 10. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes, unless

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inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

                  SECTION 11. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, and (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the written consents are filed with the records of the meeting of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS


                  SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things that are not by law, the Corporation's Articles of Incorporation or these Bylaws directed or required to be done by the stockholders.

                  SECTION 2. NUMBER AND TENURE. The number of Directors fixed by the Corporation's Articles of Incorporation as the number that shall constitute the whole Board may be increased or decreased by a vote of a majority of the entire Board from time to time, provided that this number shall not be more than
15. Each Director shall hold office until his successor is elected and qualifies or until his earlier resignation or removal. The Board of Directors shall elect a Chairman from among the Directors.

                  SECTION 3. VACANCIES. Any vacancies in the Board may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director; except that, vacancies in the Board that result from an increase in the number of Directors may be filled by a majority of the entire Board. A Director elected by the Board to fill a vacancy serves until his successor is elected and qualifies or until his earlier resignation or removal.

                  SECTION 4. REMOVAL OF DIRECTORS. The stockholders of the Corporation may remove any Director from office, either with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors and may elect a successor to fill any resulting vacancy for the unexpired term of the removed Director.

                SECTION 5. PLACE OF MEETINGS. Meetings of the Board, regular or special, may be held at any place in or outside of the State of Maryland as the Board may from time to time determine.

                SECTION 6. REGULAR MEETINGS. Regular Meetings of the Board shall be held at such time fixed by the Board. No notice of regular meetings shall be required.


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                  SECTION 7. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telecopied to each Director not less than one day before the meeting or mailed to each Director not less than three days before the meeting. No notice need be given to any Director who is present at such meeting or to any Director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                  SECTION 8. TELEPHONE MEETINGS. Members of the Board or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

                  SECTION 9. QUORUM. One-third of the total number of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall be no less than two Directors, except where the Board consists of only one Director, a quorum shall be one Director. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have.been obtained. Except as otherwise provided by law, the Corporation's Articles of Incorporation, these Bylaws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.

                  SECTION 10. COMMITTEE. The Board, by the affirmative vote of a majority of the whole Board, may designate an executive committee and other committees composed of one or more Directors and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. If a member of a committee is absent or disqualified, the members present at a meeting, whether or not constituting a quorum, may appoint another member of the Board to act at the meeting in place of the absent or disqualified member.

                  SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of committee.

                  SECTION 12. COMPENSATION OF DIRECTORS. The Board may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.


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                                   ARTICLE III

                                    OFFICERS


                  SECTION 1. ELECTION. The Board of Directors shall elect a President, a Secretary and a Treasurer. The Board may also, in its discretion, elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may fill any vacancy that may occur in any office.

                  SECTION 2. TERM OF OFFICE. Officers shall serve for one year and until their respective successors are elected and qualify or until their earlier resignation or removal. Any officer may be removed at any time, with or without cause, by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

                  SECTION 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Board.


                                   ARTICLE IV

                                    INSURANCE


                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer, whether or not the Corporation would have power to indemnify such person.


                                    ARTICLE V

                               GENERAL PROVISIONS


                  SECTION 1. ANNUAL STATEMENT. The President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, if any, and, within 20 days after such meeting (or, in the absence of an annual meeting, within 120 days after the end of the fiscal year), placed on file at the Corporation's principal office in the State of Maryland.

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                  SECTION 2. STOCK LEDGER. The Corporation shall maintain at the office of its transfer agent an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                SECTION 3. AMENDMENT OF BYLAWS. These Bylaws may be altered, amended, added to or repealed by the Board.

















DEUT005B


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